UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 12, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, Fusion-io, Inc. (the “Company”) announced the anticipated retirement of Richard W. Boberg, the Company’s Executive Vice President, Strategic Business Development and General Manager of Caching Solutions. Mr. Boberg will remain with the Company in his current position until the effective date of his retirement, which is anticipated to occur in early September 2013.

Item 8.01 Other Events

On June 12, 2013, the Company also announced the following organizational changes, effective immediately:

•

James L. Dawson, the Company’s Executive Vice President, Worldwide Sales, has been given a new title – Executive Vice President and Chief Sales Officer. Mr. Dawson will continue to be responsible for providing global leadership for the Company’s sales teams.

•	Jeffrey Treuhaft, previously the Company’s Senior Vice President, Corporate Development, will now serve as the Company’s Executive Vice President, Products.

•	Gary Orenstein, previously the Company’s Senior Vice President, Products, will now serve as the Company’s Executive Vice President, Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: June 13, 2013	By:	/s/ Shawn J. Lindquist
	Name:	Shawn J. Lindquist
	Title:	Chief Legal Officer,
Executive Vice President and Secretary